UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
____________________________

Ireland	001-31560	98-1597419
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

38/39 Fitzwilliam Square	D02 NX53
Dublin 2
Ireland
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (353) (1) 234-3136
N/A
(Former name or former address, if changed since last report)
____________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On November 14, 2022, Seagate Technology Holdings public limited company (the “Company”) issued a press release announcing that Seagate HDD Cayman, an indirect wholly-owned subsidiary of the Company (“HDD”), commenced exchange offers to certain eligible holders of HDD’s outstanding 3.125% Senior Notes due 2029 (the “2029A Notes”), 4.091% Senior Notes due 2029 (the “2029B Notes”), 3.375% Senior Notes due 2031 (the “2031A Notes”), and 4.125% Senior Notes due 2031 (together with the 2029A Notes, 2029B Notes, and 2031A Notes, the “Existing Notes”) to exchange the Existing Notes for up to $500 million in aggregate principal amount of HDD’s new 9.625% Senior Notes due 2032. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated November 14, 2022, of Seagate Technology Holdings plc entitled “Seagate Announces Exchange Offers for Certain Outstanding Debt Securities”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
Date: November 14, 2022	Title:	Executive Vice President and Chief Financial Officer